MAXAM CAPITAL MANAGEMENT LLC
CODE OF ETHICS

I.     INTRODUCTION AND STANDARDS OF BUSINESS CONDUCT

A.    General

Maxam Capital Management LLC (the “Company”) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  In accordance with Rule 204A-1 of the Advisers Act, the Company has adopted this code of ethics (the “Code of Ethics” or the “Policy”) to prevent violations of federal securities laws. Moreover, this Policy is intended to help the Company personnel (“you”) understand the Company’s obligations as a registered investment adviser and to assist you in complying with these obligations.

The Company expects all employees to act with honesty, integrity and professionalism and to adhere to federal securities laws.

B.     Standards of Business Conduct

In general, investment advisers are fiduciaries with respect to their respective advisory clients.  The Advisers Act is the federal statute governing most investment advisers and enhances the fiduciary nature of the relationships between investment advisers and their clients. Section 206(4) of the Advisers Act prohibits any investment adviser from engaging in any act, practice or course of business that is fraudulent, deceptive or manipulative.      In particular, Section 206 of the Advisers Act makes it unlawful for any investment adviser and for you:

•	to employ any device, scheme, or artifice to defraud a client or prospective client;

•	to engage in any transaction, practice, or course of business which defrauds or deceives a client or prospective client;

•
knowingly to sell any security to or purchase any security from a client when acting as principal for his or her own account, or knowingly to effect a purchase or sale of a security for a client’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction; and

•	to engage in fraudulent, deceptive or manipulative practices.

As an investment adviser, the Company stands in a position of trust and confidence with respect to its clients. Accordingly, the Company has a fiduciary duty to its clients, including a duty to make full and fair disclosure of any potential conflicts of interest that may arise.

Investors in any hedge fund1(if any) or managed account (if any)2 that the Company advises the “Funds” and the “Accounts,” respectively must have the utmost trust and confidence that the Company will act in their best interests.  This requires not only actual good faith on the Company’s part, but the appearance of good faith as well. In order to achieve and maintain this high level of trust and confidence, the Company has adopted this Code of Ethics.

C.    Scope of Code of Ethics – Who Must Comply

The Company’s policies and procedures are based on the general concepts of fiduciary duty, the specific requirements of the Advisers Act and other U.S. federal securities laws relating to the operations of investment advisers, as well as the Company’s internal policies. All officers, directors, partners and employees of the Company and any other person who provides advice on behalf of the Company and is subject to the Company’s control and supervision (collectively referred to as “Supervised Persons”) must adhere to the Code of Ethics.3 Moreover, all Supervised Persons must comply with the applicable federal securities laws.4  Technical compliance will not insulate anyone from scrutiny of any actions that create the appearance of a violation.

This Policy cannot cover every possible situation that may arise in the conduct of the Company’s business. If you are uncertain about how to react in certain circumstances, a single question often can do much to avoid a serious problem. If you have any questions, contact the Company’s Chief Compliance Officer. You must also notify the Company’s Chief Compliance Officer immediately if you have any reason to believe that a violation of these policies has occurred or is about to occur.

D.    Penalties for Violating the Code of Ethics

You should be aware that the Company may impose penalties for breaches of the policies and procedures contained in this Policy. Depending on the nature of the breach, penalties may include a letter of censure, profit “give ups,” fines, referrals to regulatory and self-regulatory bodies and dismissal.

In the event any Supervised Person, after reviewing the Code of Ethics and signing an acknowledgement as to understanding and agreeing to abide by the Company’s policies and

1 The Fund[s] that the Company will operate will not be registered investment companies because such Fund[s] [is] [are] exempt from the definition of “investment company” pursuant to Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940, as amended.
2 The Company does not currently advise any managed accounts. The Company does not currently advise any funds.
3 A sub-category of employees referred to as “Access Persons” must also adhere to certain reporting requirements with respect to personal securities transactions.  See Section II.B. PREVENTION OF INSIDER TRADING, PERSONAL SECURITIES TRANSACTIONS AND OUTSIDE BUSINESS ACTIVITIES – Personal Securities Transactions.
4 For the purposes of this Policy, the term “federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any ruled adopted thereunder by the SEC or the Department of Treasury.

procedures, violates any provision, policy or procedure outlined in this Policy, the Supervised Person may be subject to various sanctions, depending on the violation, including a verbal reprimand, a written reprimand, or the termination of employment with the Company.

Specific sanctions imposed will be determined on a case-by-case basis and will be based upon the infraction and a determination by the senior management of the Company.

Furthermore, depending on the violation, a Supervised Person who breaches the Company’s Code of Ethics may be subject to civil or criminal actions.

E.     Duties Toward the Company - Conflicts of Interest

As a Supervised Person, you have an obligation of loyalty towards the Company; under no circumstances are you to use your professional position directly or indirectly for personal purposes by taking unfair advantage of any confidential or inside information or by profiting in any other way from your professional position. You should be extremely careful to avoid any personal conflict of interest with the Company or its clients.

Supervised Persons are reminded that they must give prior notice of, and under certain circumstances receive approval for, any outside activity in which they wish to engage.  This includes outside business interests, private securities transactions, and maintenance of personal brokerage accounts.

Supervised Persons may not use the Company’s name in connection with any outside activity without prior approval from the Chief Executive Officer and the Chief Compliance Officer. Even when use is approved, care should be exercised so that the name is not used in any inappropriate manner or which could be misinterpreted as an endorsement by the Company of the employee’s activity.

Supervised Persons may not use their authority or position for their personal gain.

F.     Grants and Gifts

1.     General Prohibitions

Giving or receiving gifts in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest. As a general rule, Supervised Persons are prohibited from accepting any gift. However, gifts of strictly nominal value are allowed. This includes normal and customary business entertainment (e.g., business meals and entertainment where the person providing the entertainment is present) that is not “lavish,” the cost of which would be paid for by the Company as a reasonable expense if not paid by the client.  While “nominal value” and “lavish entertainment” are difficult to define, any gift or entertainment is not acceptable if an independent third party might think that the Supervised Person would be influenced in conducting business.  Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order to avoid compromising the reputation of the Supervised Person or the Company.

These principles also apply to relationships between a Supervised Person and any official bodies or persons, as well as with clients. Any act which might be interpreted as an attempt at bribery is strictly prohibited. If any direct or indirect financing is provided to political parties, foundations or associations, it must be given in full compliance with the laws in force and must take place under supervision of persons authorized to carry out this activity.

2.     Acceptable Gifts and Entertainment

Examples of acceptable conduct include the following:

•
Acceptance of gifts, gratuities or amenities or favors based on obvious family or personal relationships where the circumstances make it clear it is those relationships rather than the Company’s business which are the motivating factor.

•
Acceptance of meals, refreshments, travel arrangements or accommodations, or entertainment, all of reasonable value and in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by the Company as a reasonable business expense if not paid for by the other party.

•	Acceptance of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items.

•	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to arm’s-length clients.

•	Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as promotion, wedding, retirement or holiday.

Except as described above, Supervised Persons or their immediate families are not permitted to accept fees, gifts, entertainment, payments or other favors in connection with any business of the Company.

G.     Borrowing Money from Suppliers or Clients

Supervised Persons may not borrow money from any of the Company’s suppliers or clients unless otherwise agreed to by the Chief Compliance Officer, or its designee. However, the receipt on customary terms in connection with the purchase of goods or services is not considered to be borrowing within the foregoing prohibition. In addition, acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

Questions about gifts and gratuities should be directed to the Company’s Chief Compliance Officer.

II.     PREVENTION OF INSIDER TRADING, PERSONAL SECURITIES TRANSACTIONS AND OUTSIDE BUSINESS ACTIVITIES

A.     Insider Trading

1.      General

Trading securities - including equity and debt securities and derivative instruments -while in possession of material, non-public information (“inside information”), or improperly communicating that information to others, is frequently referred to as “insider trading.”  As described below, insider trading may expose you to stringent penalties, including dismissal, substantial personal liability and criminal fines or imprisonment.  The restrictions on insider trading apply both to your personal trades and to trades on behalf of others, including any Funds and any Accounts that the Company does, or may in the future manage, operate or advise.

This discussion on insider trading is drafted broadly; it will be applied and interpreted in a similar manner.  The Company’s policy on insider trading applies to securities trading and information handling by all Supervised Persons of the Company (including spouses, minor children and adult members of their households and any other relative of a Company Supervised Person on whose behalf the Company Supervised Person is acting) for their own account or the account of any client of the Company.

2.     What Is Inside Information?

To constitute Inside Information, information must:

(a)	emanate from an “Insider”

(b)	be material; and

(c)	be non-public.

        a.     Who is an Insider?

The rule against insider trading prohibits trading while in possession of information which is received, directly or indirectly, from an “Insider” who discloses that information through a breach of duty. The concept of an “Insider” is broad. It includes officers, directors, members, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the course of performing services for the Company and, as a result, is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, the Company and/or its affiliates may become a temporary insider of companies that the Company advises or for which the Company performs other services.

If you receive, either directly or indirectly, material, non-public information from an “Insider,” you should not trade in the security to which the information pertains. If you do not know the ultimate source of the information you have received, you should not trade in the securities until you have taken reasonable steps to assure that the ultimate source of the information is not an “Insider.” When you do not know the ultimate source of your information, there is a risk that the information was initially leaked by an “Insider” through the breach of a duty. The reason for taking steps to ascertain the source of the information is to reduce that risk. If you learn that the source of material information is an “Insider,” you should not trade in the security to which the information pertains until you ascertain that the information is public.

While the rule against insider trading is dependent upon a showing that the Insider who leaked the information did so through a breach of duty, it will, in most instances, be very difficult to ascertain whether such a breach occurred in connection with the release of information. There are various contexts in which a person breaches a duty by transmitting material, non-public information.  For example, an officer of an issuer violates his duty if he intentionally transmits material, non-public information concerning the company without any justifiable business purpose and the officer knows or should know that the recipient of the information will trade in the issuer’s securities after receiving such information. A secretary of a law firm working on a merger breaches her duty to the law firm by revealing information about the issuer which is the subject of the merger.  The printer at a print shop who is working on disclosure documents which have not yet been filed with the SEC breaches his duty to his employer by disclosing information about the impending transaction.

Because it is difficult to know whether an Insider is breaching a duty by disclosing information to you, as a cautionary measure, you should not trade in a security when you have received material, non-public information about the security from an Insider, regardless of whether you have been able to ascertain that the information was disclosed in connection with a breach of a duty.

        b.     What Is Material Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this standard applies to information which, if disclosed, is likely to have a substantial effect on the price of a company’s securities.  No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  However, if the information you have received is, or could be, a factor in your trading decision, you must assume that such information is material.

While “material” information can cover many things, information or other guidance with respect to the following matters are generally considered material:

•	Earnings;
•	Mergers, acquisitions, tender offers, joint ventures, or changes in assets;
•	New products or discoveries;

•	Developments regarding customers or suppliers (such as acquisition or loss of a contract);
•	Changes in control or management;
•	Changes in auditors, or auditor notification that the issuer may no longer rely on the audit report;
•
Events regarding the issuer’s securities such as: defaults, redemptions, splits, repurchase plans, changes in dividends, changes in rights of holders, sales of securities and/or bankruptcies/receiverships.

Information relating to the market for a security, such as a significant purchase or sale order, also may be material.

If you are not sure whether information you have received is material, you should discuss it with the Chief Compliance Officer before trading on such information.

The Securities and Exchange Commission (the “SEC”) considers one kind of information -- earnings guidance -- to virtually always be material.  When an issuer official engages in a private conversation with an analyst or a fund manager who is seeking guidance about earnings estimates, the issuer official is taking on a high degree risk that he or she may be disclosing material, non-public information.  If the issuer official communicates non-public information selectively to the analyst or the fund manager that the Company’s anticipated earnings may be higher than, lower than, or even the same as, what analysts have been forecasting, there is a risk that the issuer official is violating Regulation FD which prohibits selective disclosure of material non-public information.

While an analyst or fund manager who receives such selective disclosure is not subject to the prohibitions of Regulation FD, you should, nevertheless, avoid soliciting such selectively disclosed information. In this regard, you should be wary of the kind of information you receive from an issuer official immediately following the end of an issuer’s fiscal quarter or year end before the results of the fiscal period are publicly released.  This does not mean that conversations with issuer officials are prohibited during the period between the end of a fiscal period and the issuer’s public release of earnings information; it just means that you should be cautious in such conversations and, if the information received is too specific, you should refrain from trading until you discuss what you have received with the Chief Compliance Officer.

The Company’s research efforts may sometimes include contacting customers and suppliers of an issuer and visiting retail or distribution centers for the issuer’s products. When such field research is conducted, you should always use your actual name. It is not necessary to disclose your affiliation with the Company, but you should not affirmatively misrepresent your affiliation. It is permissible to discuss the issuer with employees of the issuer to obtain general information; however, if you believe that you may have received material, non-public information, you should discuss what you have received with the Chief Compliance Officer in order to evaluate our ability to trade in the securities to which the information pertains.

Lastly, you should understand that, although you are not permitted to trade while in possession of material, non-public information which emanated from an Insider who breached their duty, the SEC itself has recognized that you are permitted to gather non-material pieces of non-public information “to create a mosaic from which a material, non-public conclusion may be drawn” as the insider trading laws are not intended to restrict such activity and analysis.

        c.     When Is Information Public?

Information is “public” when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC, publication on the Dow Jones Newswires, The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

If you are not sure whether information you have received is public you should discuss it with the Chief Compliance Officer before trading on such information.

Information furnished by an issuer in a webcast or conference call which is publicly announced in advance and made available to analysts, investment managers and the general investing public also would be deemed public. On the other hand, information provided by an officer of an issuer in a one-on-one private conversation with an analyst or fund manager would generally not be deemed public information. Consequently, you should be careful in having one-on-one conversations with Insiders since it is possible that material information which has not yet been publicly disseminated might be disclosed in such conversations. If it is, you should not trade in the subject security until the information is public.

Rumors do not necessarily constitute public information.  If the so-called “rumor” is reported as a rumor in the financial press, then you can consider it public. However, if it is not disseminated in a manner that constitutes “public” information as described above you run the risk that the information is non-public and, if it is both material and was disclosed, directly or indirectly, through the breach of a duty, you may be prohibited from trading on the basis of it. That is why you should always try to ascertain the original source of information that you receive. One acceptable way to determine whether a “rumor” is publicly available would be to call the issuer’s public relations officer and inquire as to whether the company has publicly confirmed or denied the rumor. You should not contact any other officer or employee of the issuer to determine the accuracy of a rumor because a confirmation or a denial of the rumor could, in itself, constitute non-public information.

d.      Possession of the Information Is Enough to Prohibit Trading

The SEC takes the position that a party who is in possession of improperly obtained material, non-public information concerning an issuer may not trade in the issuer’s securities regardless of whether the person is relying on the information in making the trade. According to the SEC, possession is enough to create liability, and it is not a defense to an insider trading violation that you did not rely upon the information you possessed when you made the trade.

3.     Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of Inside Information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. The Company’s Supervised Persons should exercise particular caution any time they believe that they may have become aware of any non-public information (regardless of how trivial such information may be) relating to a tender offer.

4.      Misappropriated Information

There may be circumstances in which you may obtain information about an issuer from persons who are not employed by, or owe a duty of confidentiality to, the issuer and are not deemed to be Insiders or Temporary Insiders. Such non-insiders may be persons who have, or are employed with companies who have, arms-length dealings with the issuer, such as vendors and suppliers.

“Non-insiders” should be distinguished from “quasi-insiders.”  A quasi-insider is someone who possesses a relationship with the issuer which gives him or her access to confidential information about the issuer and has a duty to keep such information confidential. An attorney, accountant or consultant to the issuer are typical examples of quasi-insiders. You should not solicit or obtain information about the issuer from quasi-insiders.

While you should not solicit information from quasi-insiders, it is permissible for you to solicit information from non-insiders concerning the issuer.  You should not, under any circumstances, however, provide any form of payment or item of value to non-insiders in exchange for the information. In addition, you should understand that an employee of a non-insider entity such as a supplier, vendor or other entity which has arms-length dealings with the issuer, while not owing a duty of confidentiality to the issuer, may owe a duty to his or her own employer not to disclose confidential information to persons such as analysts or fund managers. Though you may not know, in a particular situation, whether such employee has a duty of confidentiality, if you do learn, based on the circumstances, that the employee would be breaching any duty to his employer by disclosing the information to you, you should not obtain such information from that person.

Lastly, if an investor in one of the Funds and/or Accounts that the Company either manages, advises or operates now or in the future is a vendor or supplier of, or has any other business or personal relationship with, an issuer whose securities you are researching, you should not discuss the issuer with that investor.

5.     Restrictions on Disclosure

It is possible that material nonpublic information may be obtained from time to time in the course of employment related activities performed on behalf of the Company.  The Company’s officers and Supervised Persons may not disclose any inside information (whether or not it is material) relating to the Company, its investors or any securities transactions to any person outside the Company (unless such disclosure has been authorized by the Company’s Chief Compliance Officer). Inside information may not be communicated to anyone inside or outside of the Company, except among the Company’s deal team members on a “need to know” basis. This information must also be secured. For example, you should restrict access to your paper files and computer files and be aware that conversations containing inside information, if appropriate at all, should be conducted in private.

6.     Penalties

Penalties for communicating or trading on material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. The unlawful use of inside information subjects the person engaged in the unlawful trading and, among others, his or her employer to civil liability (even if the employee or employer does not personally benefit from the violation). For a party’s first insider trading violation, the SEC may impose against controlling persons civil penalties of $1MM or three times any profits obtained or losses avoided and may impose against corporations civil penalties of $2.5MM for failing to take proper steps to prevent insider trading or tipping violations by those who are under their supervision.

The law requires broker-dealers and investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material nonpublic information by their directors, officers and employees.  Failing to do so can be a predicate for an SEC disciplinary action or, if violations occur, an SEC suit to recover the civil penalties from controlling persons and violators. Violators are also subject to criminal penalties.

The Company takes its obligation to detect and prevent insider trading with the utmost seriousness. You must understand that in addition to criminal and civil liability that may result from insider trading, the Company may impose penalties for breaches of the policies and procedures contained in this manual, even in the absence of any indication of insider trading. Depending on the nature of the breach, penalties may include a letter of censure, profit “give ups”, fines, referrals to regulatory and self-regulatory bodies and dismissal.

7.     Self-Reporting

You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of the Company’s insider trading policy has occurred or is about to occur,

whether such violation involves you or other Supervised Persons of the Company. Failure to do so constitutes grounds for disciplinary sanctions, including dismissal.

B.     Personal Securities Transactions

1.      Who Must Comply –All Employees

The policies and procedures applicable to the personal securities transactions of the Company’s employees and in particular its “Access Persons” are contained herein.

The term “Access Person” is a functional definition that refers to any Supervised Person that performs the following functions:

•	Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any “reportable fund”[5] ; or
•	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

In addition, the term “Access Persons” includes portfolio management personnel and any client service representative who communicates investment advice to clients since the SEC believes that such a person is in a position to take advantage of his or her inside knowledge.

Since this Company’s primary business is to provide investment advisory services, all of the Company’s directors, officers and partners are presumed to be Access Persons pursuant to Rule 204A-1(e)(1)(ii) of the Advisers Act.

Finally, note that administrative, technical, and clerical personnel may also be Access Persons if their functions or duties give them access to nonpublic information.

Pursuant to Rule 204-2(a)(13)(ii) of the Advisers Act, the Company is required to maintain a list of the Company’s Access Persons – both present and past Access Persons (within the past five years).  To comply with Rule 204-2(a)(13)(ii), the Chief Compliance Officer is responsible for compiling and maintaining the list of the Company’s Access Persons.

2.     Reportable Securities

Pursuant to Rule 204A-1(b) of the Advisers Act, Access Persons must disclose their holdings and transactions with respect to certain securities referred to as “reportable securities.” The term “reportable security” refers to a security as defined in Section 202(a)(18) of the Advisers Act. This definition is very broad and includes any:

5 The term “reportable fund” means (i) any fund which an adviser serves as an investment adviser as defined in Section 2(a)(2) of the Investment Company Act of 1940, as amended; or (ii) any fund whose investment adviser or principal underwriter controls the adviser, is controlled by the adviser, or is under common control with the adviser. See Rule 204A-1(e)(9) of the Advisers Act.

•	Note;
•	Stock;
•	Treasury stock;
•	Security future;
•	Bond, debenture;
•	Evidence of indebtedness;
•	Certificate of interest or participation in any profit-sharing agreement;
•	Collateral trust certificate;
•	Pre-organization certificate or subscription;
•	Transferable share;
•	Investment contract;
•	Voting-trust certificate;
•	Certificate of deposit for a security;
•	Fractional undivided interest in oil, gas, or other mineral rights;
•
Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

•	Any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency;
•	In general, any interest or instrument commonly known as a “security”; or
•	Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subject to or purchase any of the foregoing.[6]

Excluded from the definition of “reportable security” are the following types of financial products:

•	Direct obligations of the government of the United States;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds registered in the U.S. other than “reportable funds” ; and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

3.     Personal Trading Procedures

As described herein the Company has established procedures to minimize the risks that “employees” will seek to trade unlawfully through their own “employee accounts” or through

6 See Section 202(a)(18) of the Advisers Act.

“employee related accounts.” All employees must disclose the “reportable securities” in which they have direct beneficial ownership or indirect beneficial ownership.7

For the purposes of the foregoing, “employee accounts” shall be deemed to include all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more of the Company’s officers, members or employees has a substantial proportionate economic interest. A substantial proportionate economic interest will generally be 10% of the principal amount of an account in which a Company officer, member or employee has an interest. Investment partnerships and similar indirect means of ownership shall also be included in the foregoing definition of employee accounts.

For the purposes of the foregoing, “employee related accounts” shall be deemed to include any account of the type specified in the immediately preceding paragraph in which direct beneficial ownership is held by one or more members of a Company officer’s, member’s or employee’s immediate family sharing the same household. For the purposes of the foregoing, “immediate family” shall be deemed to include a Company officer’s, member’s or employee’s spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and adoptive relationships.

The Company’s policy is to require periodic submissions and supervisory reviews as follows:

a.	Initial Holdings Reports[8] and Annual Holdings Reports

(i)	Obligation

Upon commencing employment with the Company and at any time requested to do so by the Company, persons who are all employees must provide the Company’s Chief Compliance Officer (or its designee) a list substantially in the form attached hereto as Exhibit B (Initial Holdings Report) and as Exhibit C (Annual Holdings Report) of all securities positions in employee accounts and employee related accounts that are “reportable securities.” See Exhibit B: Initial Holdings Report; Exhibit C: Annual Holdings Report.  The Initial Holdings Report must be submitted no later than ten (10) days after the person becomes an employee of the Company and the information it contains must be current as of a date not more than forty-five (45) days prior to such person becoming an employee.  With respect to the Annual Holdings Report, the Annual Holdings Report must be current as of a date no more than forty-five (45) days prior to the date the Annual Holdings Report was submitted.

7 “Beneficial ownership” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.
“Indirect beneficial ownership” means the securities held by members of a person’s immediate family (spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and adoptive relationships) sharing the same household.
8 The effective date of Rule 204A-1 of the Advisers Act is August 31, 2004. Registered investment advisers must comply with Rule 204A-1 by February 1, 2005. By February 1, 2005, a registered investment adviser must have an Initial Holdings Report from each Access Person. As such, by February 1, 2005, all current employees are required to submit his or her Initial Holdings Report to the Compliance Officer or its designee.

(ii)	Content of the Initial Holdings Report and Annual Holdings Report

The Initial Holdings Report and the Annual Holdings Report each must contain, at a minimum, the following information:

•
The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each “reportable security” in which the employee has any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with which the employee maintains an account in which any securities are held for the Employee’s direct or indirect benefit; and

•	The date the Employee submits the report.

(iii)	Exceptions

An Employee is not required to report securities held in accounts over which the Employee had no direct or indirect influence or control.

b.	Quarterly Transaction Reports (i) Obligation

Any Employee that engages in personal securities trading with respect to “reportable securities” must submit Quarterly Transaction Reports in the form attached hereto as Exhibit D (Quarterly Transaction Report) to the Chief Compliance Officer (or its designee) that are due no later than thirty (30) days after the close of the calendar quarter.

(ii)	Content of Quarterly Transaction Reports

The Quarterly Transaction Report must contain, at a minimum, the following information about each transaction that results in any direct or indirect beneficial ownership:

•
The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each “reportable security” involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the Employee submits the Transaction Report

(iii)	Alternative to Quarterly Transaction Report – Brokerage Statements and Trade Confirmations

As an alternative, persons who are Employees may submit brokerage statements or trade confirmations in lieu of the Quarterly Transaction Report as long as the information listed above is contained in such brokerage statements or trade confirmations. Moreover, such statements or confirmations must be received by the adviser no later than thirty (30) days after the close of the calendar quarter in which the transaction takes place. Note that it is permissible for some of the required information to appear in the statements or confirmations and for the remainder of the required information to be reported in the Quarterly Transaction Report. Employees that wish to submit brokerage statements in lieu of submitting quarterly reports must give the Chief Compliance Officer written prior notice of his or her intention to do so.

(iii)/(iv)	Exceptions

An Employee is not required to report securities held in accounts over which the Employee had no direct or indirect influence or control. An Employee is not required to report securities transactions effected pursuant to an automatic investment plan.9

Any Employee that does not engage in any personal securities transactions during a calendar quarter is not required to submit a quarterly transaction report.

Personal Securities Transactions that Require Prior Approval

c.
Employees must obtain prior written approval from the Chief Compliance Officer before investing in initial public offerings (“IPOs”) or limited offerings (i.e., private placements). For the purposes of this Policy, the term “limited offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) of the Securities Act commonly referred to as private placements.

Employees that wish to purchase IPOs or securities of limited offerings must complete and submit the Request for Prior Approval to Purchase Initial Public Offerings or Private Placements attached hereto as Exhibit E. See Exhibit E: Request for Prior Approval to Purchase Initial Public Offerings or Private Placements.

In the event the Chief Compliance Officer wishes to purchase initial public offerings or the securities of a private placement for his or her own employee account, the Chief Compliance Officer must complete the Request for Prior Approval to Purchase Initial Public Offerings or Private Placements and obtain prior written approval from the Chief Executive Officer.

9 An “automatic investment plan” is defined to mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. See Rule 204A-1(e)(2) of the Advisers Act.

All approvals or disapprovals of a request for prior approval with respect to initial public offerings or private placements are memorialized in writing by the Chief Compliance Officer (and the Chief Executive Officer if applicable).

d.	Restricted List

(i)	Purpose of the Restricted List

The Company maintains a restricted list (the “Restricted List”) that includes, among other things, the names of issuers whose securities are subject to a complete ban on sales or purchases because the Company has knowledge of material non-public information regarding the issuer.  Under these circumstances the security of such an issuer will be designated as a “Completely Restricted” security and neither Employees nor the Company will be permitted to purchase, sell or take any position in the relevant security until the issuer’s name is removed from the Restricted List or security is no longer designated as Completely Restricted. Notwithstanding the above, if the Company or employee already holds a security that is designated as Completely Restricted, the Company and the Employee must continue to hold and may not execute any buy or sell orders for the relevant security until the Completely Restricted status is lifted. All Employees are responsible for knowing the contents of the Restricted List prior to effecting or soliciting a transaction in a security.

Any employee  who consults the Restricted List is prohibited from disclosing the securities listed and the privately placed investment vehicles listed in the Restricted List to non-employees of the Company.

(ii)	Scope

The Restricted List includes (i) the names of securities, privately placed investment vehicles, and any other financial product that the Company is evaluating whether to have its Fund[s] invest in and (ii) the names of securities, privately placed investment vehicles and any other financial product that make up each Fund’s portfolio.  Furthermore, the Restricted List includes the name of issuers whose securities are the subject of restrictions that, to varying degrees, limit employees’ authority to purchase, sell or solicit the purchase or sale of such securities. The Restricted List is readily available to all Employees.

The Restricted List includes (i) the names of securities and privately placed investment vehicles that the Company is evaluating whether to recommend to Account clients, (ii) the names of issuers whose securities that the Company has recommended and are currently held in Accounts and (iii) the names of privately placed investment vehicles that the Company has recommended and are currently held in Accounts. Furthermore, the Restricted List includes the name of issuers whose securities are the subject of restrictions that, to varying degrees, limit employees’ authority to purchase, sell or solicit the purchase or sale of such securities.  The Restricted List is readily available to all Employees.

The Company maintains a “Restricted List” that covers financial products in both the Accounts and the Funds. The Restricted List includes (i) the names of securities and privately placed investment vehicles that the Company is evaluating whether to recommend to Account clients, (ii) the names of securities, privately placed investment vehicles, and any other financial product that the Company is evaluating whether to have its Fund[s] invest in, (iii) the names of privately placed investment vehicles and the names of issuers whose securities that the Company has recommended and are currently held in Accounts and (iv) the names of securities, privately placed investment vehicles and any other financial product that make up each Fund’s portfolio. Furthermore, the Restricted List includes the name of issuers whose securities are the subject of restrictions that, to varying degrees, limit employees’ authority to purchase, sell or solicit the purchase or sale of such securities. The Restricted List is readily available to all Employees.

d.	Prior Notice

An employee may not buy or sell any securities for an employee account or employee related account without giving the Chief Compliance Officer prior notice of his or her intention to buy or sell such securities.  The purpose of giving prior notice to the Chief Compliance Officer is to confirm that a security is indeed not on the Restricted List.

An employee must complete and submit a Prior Notice to Buy or Sell a Security attached hereto as Exhibit F.  See Exhibit F: Prior Notice to Buy or Sell a Security.  The following information must be furnished:

•	The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each reportable security involved;

•	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or though which the transaction was effected; and

•	The date the employee submits the Prior Notice to Buy or Sell a Security.

Notwithstanding the preceding, prior notice is not required for transactions in securities that are:

•	Direct obligations of the government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds registered in the U.S. other than “reportable funds” ; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Under certain circumstances, the Company reserves the right to cancel any employee account order or transaction. If a transaction is cancelled, the employee will bear the risk of loss and the Company (or its designee) will retain any profit associated with such cancellation.

If an employee holds a position that subsequently becomes a position held by the Company on behalf of a Fund and/or an Account, the employee may liquidate the position with a market order at the open of the next business day (employees out of the office will be given a one day grace period).

The Chief Compliance Officer of the Company reserves the right to reject any trade by an employee deemed not in the best of interests of the Company or its clients.

C.	Review of Access Persons’ Personal Securities Reports

The Chief Compliance Officer (or its designee) is responsible for reviewing the Employees’ Quarterly Transaction Reports or Brokerage Statements as well as the Initial Holdings Report and the Annual Holdings Report as part of the Company’s duty to maintain and enforce its Code of Ethics. When conducting a review of the Company’s Employees’ Quarterly Transaction Reports, the assessment is to cover the following:

•	Whether the Employee followed any required internal procedures, e.g. pre-clearance;

•	A comparison of the personal trading to the Restricted List;

•
An assessment of whether the Employee is trading for his or her own account in the same securities that he or she is trading for the Funds’ portfolios and/or the clients’ accounts, and if so whether the Funds and/or the Accounts are receiving terms as favorable as the Employee takes for himself or herself;

•	Periodically analyzing each Employee’s trading for patterns that may indicate abuse, including market timing;

•	Investigating any substantial disparities between the quality of performance the employee achieves for his or her own account and what he or she achieves for the Funds and/or the Accounts; and

•
Investigating any substantial disparities between the percentage of trades that are profitable when the employee trades for his or her own account and the percentage that are profitable when he or she places trades for the Funds and/or the Accounts.

In instances when the Chief Compliance Officer has engaged in personal securities transaction, the Chief Executive Officer shall review the Chief Compliance Officer’s Quarterly Transaction Reports and/or brokerage statements and trade confirmations.

D.	Outside Business Activities and Private Investments of Employees

All employees are required to devote their full time and efforts to the Company’s business. In addition, no person may make use of either his or her position as an employee or information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the Company’s interests.

To assist in ensuring that such conflicts are avoided, you must obtain the written approval of the Company’s Chief Executive Officer and/ or Chief Compliance Officer prior to:

•
Serving as director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.

•	Serving as a registered representative of any broker-dealer.

•
Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies. (Investments in publicly traded companies may require prior approval in accordance with employee trading procedures.)

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for the Company or any other firm in any investment banking matter or as a consultant or finder.

•
Forming or participating in any stockholders’ or creditors’ committee that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

•
Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the disclosure form enclosed as Exhibit G and have the form approved by the Company’s Chief Executive Officer and Chief Compliance Officer prior to serving in any of the capacities or making any of the investments described heretofore. See Exhibit G: Outside Activities and Private Investments of Current Employees. In addition, an employee must advise the Company’s Chief Compliance Officer and Chief Executive Officer if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

Furthermore, any employee serving on the Company’s Proxy Voting Committee is required to complete the Company’s proxy voting worksheet enclosed in the Company’s Compliance Manual to assist the Company’s efforts to identify and to resolve conflicts of interests in instances when an employee engages in outside business activities or has private investments.

III.   DESCRIPTION OF CODE OF ETHICS IN PART II OF FORM ADV

The Company is required to describe its Codes of Ethics to clients in Part II of Form ADV and, upon request, to furnish clients with a copy of the Code of Ethics.

The Chief Compliance Officer is responsible for submitting and updating the Company’s Code of Ethics policy in Part II of its Form ADV.

If a client requests a copy of our Code of Ethics, the Company shall provide such copy without cost.

IV.    REPORTING VIOLATIONS

A      Obligation

All Supervised Persons (any officer, director, partner and employee of the Company) are required to report actual or known violations or suspected violations of the Company’s Code of Ethics promptly to the Chief Compliance Officer.  It is of utmost importance that you report violations or suspected violations in order to maintain the integrity of this Company.

You are to report, without limitation, the following:

•	Noncompliance with applicable federal securities laws, rules and regulations;

•	Fraud or illegal acts involving any aspect of the Company’s business;

•	Material misstatements in regulatory filings, internal books and records, client records or reports;

•	Activity that is harmful to clients; and

•	Deviations from the Company’s controls and procedures that safeguard the client and the Company.

B.    Confidentiality

Any report of a violation or suspected violation of the Code of Ethics will be treated as confidential to the extent permitted by law. Any report of a violation or suspected violation may be submitted anonymously.

C.     Retaliation

Retaliation against a Supervised Person who reports a violation or suspected violation is prohibited and constitutes a violation of our Code of Ethics.

V.     ANNUAL REVIEW

As part of the Company’s obligations to conduct an annual review of all of its policies and procedures pursuant to Rule 206(4)-7 of the Advisers Act, the Chief Compliance Officer shall review on an annual basis the adequacy of the Code of Ethics and the effectiveness of its implementation.

Any findings or recommendations shall be memorialized in writing and presented to the Company’s senior management for consideration.

VI.   RECORDKEEPING AND CONFIDENTIALITY

A.    Documents to Maintain

As amended, Rule 204-2(a)(12)(i)-(iii) of the Advisers Act requires the Company to keep the following:

•	Copies of the Code of Ethics;[10]
•	Records of violations of the Code of Ethics and actions taken as a result of the violations; and
•	Copies of the Company’s supervised persons’ written acknowledgement of receipt of the Code of Ethics.[11]

As amended, Rule 204-2(a)(13)(i)-(iii) of the Advisers Act requires the Company to keep the following:

•
Records of the Access Persons’ personal trading – Initial Holdings Reports, Annual Holdings Reports, and Quarterly Transaction Reports, including any information provided under Rule 204A-1(b)(3)(iii) in lieu of such reports, i.e., brokerage confirmations and transaction reports;

•	A record of the names of the Company’s Access Persons;[12] and
•	Records of decisions, and the reasons supporting the decision to approve an Access Person’s acquisition of securities in initial public offerings or limited offerings.[13]
•	Records of decisions, and the reasons supporting the decision to approve the Chief Compliance Officer’s acquisition of securities in initial public offerings or limited offerings

10 The code of ethics must be kept for five (5) years after the last date the code was in effect.
11 Supervised person acknowledgements of the code of ethics must be kept for five (5) years after an individual ceases to be a supervised person.
12 The list of access persons must include every persons who was an access person at any time within the past five (5) years, even if some of then are no longer access persons of the adviser.
13 Records related to the decision approving an access persons’ acquisition of IPOs or limited offerings must be kept for at least five (5) years after the end of the fiscal year in which the approval is granted.

All reports and records prepared or maintained pursuant to this Code of Ethics will be considered confidential and shall be maintained and protected accordingly to the extent permitted by applicable laws, rules and regulations. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the appropriate officers and employees of the Company and its counsel

B.     Duration

Such documents collected, generated and retained pursuant to Rule 204A-1 of the Advisers Act are maintained for five (5) years, in an easily accessible place, the first two years at the Company’s principal place of business.

VII.   ACKNOWLEDGEMENT OF THE CODE OF ETHICS

Each employee will execute a written statement certifying that the employee has (i) received a copy of the Company’s Code of Ethics; (ii) read and understands the importance of strict adherence to such policies and procedures; and (iii) agreed to comply with the Code of Ethics. See Exhibit A: Acceptance of the Code of Ethics.

Note that from time to time supplemental memoranda will update the contents of the Company’s Code of Ethics.

VIII.  TRAINING AND EDUCATION

A      General

The communication of the Company’s policies and procedures to prevent insider trading and the training on how to comply with the Company’s Code of Ethics is critical to this Company’s adherence with its fiduciary obligations and to maintaining the integrity of this Company.

All Supervised Persons, i.e., all employees, are to receive training on complying with the Code of Ethics on an annual basis to ensure that all employees fully understand their duties and obligations and how to comply with the Policy’s procedures.

B.    Scope of Training and Education

In general, the Company’s training program covers the following areas:

•	The policies and procedures of the Code of Ethics.

•	Insider trading.

•	The various reporting requirements (Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report) that Employees must complete and submit.

•	How to report violations or suspected violations of the Code of Ethics.

C.     Employee Awareness

The Company’s employees should appreciate the serious nature of violating U.S. federal securities laws on insider trading and the Company’s Code of Ethics. Employees must be aware of their own personal obligations and their personal liability should they violate U.S. federal securities laws on insider trading and the Code of Ethics.  Accordingly, all employees are encouraged to cooperate fully and to report violations or suspected violations of the Code of Ethics to[the Chief Compliance Officer’s designee.

D.     New Employees

All new employees will be given a general introduction to the Company’s Code of Ethics and the procedures for reporting violations or suspected violations of the Code of Ethics. New employees will be told the importance this Company places on insider trading issues and on complying with the Company’s Code of Ethics.

E.     Annual Refresher Training

It is vital that all Supervised Persons receive appropriate refresher training so that they fully appreciate the importance that the Company places on complying with the Code of Ethics. As such, the Company’s entire staff undergoes Code of Ethics training on an annual basis.

F.     Recordkeeping

The Company will retain records of staff training of the Company’s Code of Ethics. The records on employee training will include the following:

•	The names of employees who have received the training.

•	The date on which the training was conducted.

•	The dates of the refresher training programs.

Exhibit A: Acceptance of the Code of Ethics

Section I: Acknowledgment of Code of Ethics to Comply.

I hereby certify that I have received and read the policies and procedures set forth in the Code of Ethics. I understand the policies and procedures contained in the Code of Ethics and I agree to comply with such policies and procedures during the course of my employment with Maxam Capital Management LLC, its subsidiaries or affiliates. I also understand that any violation of these legal requirements, policies and procedures may subject me to dismissal and civil or criminal penalties.

Signature	Date

Section II: Affirmation of Prior Compliance

Since the time of my last affirmation, I have complied with all policy provisions contained in Maxam Capital Management LLC’s Code of Ethics.

Signature	Date

Exhibit B: Initial Holdings Report

Each “Employee” of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account or provide brokerage or other account statements setting forth the information required below.

Outside Accounts (Securities and Commodities)

Account Information:

1.	Name of Employee:___________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:____________________________________________________________________________________

4.	Financial Institution Carry Account:_______________________________________________________________________

5.	Financial Institution Address:____________________________________________________________________________

6.	Financial Institution Telephone Number:____________________________________________________________________

Transaction Information:

7.	Name and type of Security:_____________________________________________________________________________

8.	Symbol or CUSIP Number:_____________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date _________ Other:___________________

12.	Execution Price:_____________________________________________________________________________________

Accounts Managed by Other Advisers

Account Information:

1.	Name of Employee:___________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:____________________________________________________________________________________

4.	Name of Adviser:____________________________________________________________________________________

5.	Adviser’s Address:___________________________________________________________________________________

6.	Adviser’s Telephone Number:___________________________________________________________________________

Transaction Information:

7.	Name and Type of Security:____________________________________________________________________________

8.	Symbol or CUSIP Number:_____________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date _________ Other:___________________

12.	Execution Price:____________________________________________________________________________________

Private Investment Vehicles

Name of Private Placement Vehicle:

Are you or a family member a limited partner, member, general partner or managing member?:

Name of general partner/managing member:

I HEREBY CERTIFY THE FOLLOWING:

In making this Initial Holdings Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.  All information is current as of a date no more than forty-five (45) days prior to the date hereof.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

EMPLOYEE SIGNATURE	DATE	SIGNATURE OF CHIEF COMPLIANCE OFFICER	DATE

Exhibit C: Annual Holdings Report

Each “Employee” of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account or a brokerage or account statement setting forth the information requested below:

Outside Accounts (Securities and Commodities)

Account Information:

1.	Name of Employee:___________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:_____________________________________________________________________________________

4.	Financial Institution Carry Account:________________________________________________________________________

5.	Financial Institution Address:_____________________________________________________________________________

6.	Financial Institution Telephone Number:_____________________________________________________________________

Transaction Information:

7.	Name and type of Security:______________________________________________________________________________

8.	Symbol or CUSIP Number:______________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date _________ Other:___________________

12.	Execution Price:______________________________________________________________________________________

Accounts Managed by Other Advisers

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account:_______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Name of Adviser:______________________________________________________________________________________

5.	Adviser’s Address:_____________________________________________________________________________________

6.	Adviser’s Telephone Number:_____________________________________________________________________________

Transaction Information:

7.	Name and Type of Security:______________________________________________________________________________

8.	Symbol or CUSIP Number:_______________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date _________ Other:___________________

12.	Execution Price:____________________________________________________________________________________

Private Investment Vehicles

Name of Private Placement Vehicle:

Are you or a family member a limited partner, member, general partner or managing member?:

Name of general partner/managing member:

I HEREBY CERTIFY THE FOLLOWING:

In making this Annual Holdings Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.  All information is current as of a date no more than forty-five (45) days prior to the date hereof.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

EMPLOYEE SIGNATURE	DATE	SIGNATURE OF CHIEF COMPLIANCE OFFICER	DATE

Exhibit D: Quarterly Transaction Report

Each “Employee” of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account or a brokerage or account statement setting forth the information requested below:

Account Information:

1.	Name of Employee:___________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:_____________________________________________________________________________________

4.	Name of Broker, Dealer or Bank (“Financial Institution”), :_______________________________________________________

5.	Financial Institution Carry Account:________________________________________________________________________

6.	Financial Institution Address:_____________________________________________________________________________

7.	Financial Institution Telephone Number:_____________________________________________________________________

Transaction Information:

8.	Name of Security:_____________________________________________________________________________________

9.	Symbol or CUSIP Number:______________________________________________________________________________

10.	Quantity:___________________________________

11.	Principal Amount:___________________________________

12.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date _________ Other:____________________

13.	Interest Rate:___________________________________

     14.  Nature of Transaction:____________________________ Buy: ☐   or    Sell: ☐   Other:______________________

15.	Execution Price:_______________________________________________________________________________________

16.	Date of Transaction:___________________________________

17. The investment opportunity is of limited availability: Yes ☐ No ☐

I HEREBY CERTIFY THE FOLLOWING:

In making this Quarterly Transaction Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information. All information is current as of a date no more than thirty (30) days prior to the date hereof.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

EMPLOYEE SIGNATURE	DATE	SIGNATURE OF CHIEF COMPLIANCE OFFICER	DATE

Exhibit E: Request for Prior Approval to Purchase Initial Public Offerings or Private Placements

Each “Employee” of the Company must obtain prior approval in order to purchase initial public offerings or private placements. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:___________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:_____________________________________________________________________________________

4.	Financial Institution Carry Account:________________________________________________________________________

5.	Financial Institution Address:_____________________________________________________________________________

6.	Financial Institution Telephone Number:_____________________________________________________________________

Transaction Information:

7.	Name of Security:_____________________________________________________________________________________

8.	Symbol or CUSIP Number:______________________________________________________________________________

9.	Quantity:___________________________________

10.	Execution Price:_______________________________________________________________________________________

11. The investment opportunity is of limited availability: Yes ☐ No ☐

I HEREBY CERTIFY THE FOLLOWING:

In making this application for approval for a transaction involving an initial public offering or a private placement in an employee or employee related account, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

I understand that if approval is granted, it only pertains to this proposed transaction and that such approval is valid on the date granted.

______________________________________________________________________________
EMPLOYEE SIGNATURE                      DATE/TIME

FOR COMPLIANCE DEPARTMENT USE ONLY

☐  Approved    ☐  Disapproved

______________________________________
Signature

______________________________________
Name & Title

______________________________________
Date

Basis for decision:

___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________ ___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________ ___________________________________________________________________________________________________________________

Exhibit F: Prior Notice to Buy or Sell a Security

Each “Employee” of the Company must give prior notice of all “reportable securities” that he intends to buy or sell in his or her “employee account” and “employee related account” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:___________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:____________________________________________________________________________________

4.	Financial Institution Carry Account:_______________________________________________________________________

5.	Financial Institution Address:____________________________________________________________________________

6.	Financial Institution Telephone Number:____________________________________________________________________

Transaction Information:

7.	Name of Security:____________________________________________________________________________________

8.	Symbol or CUSIP Number:_____________________________________________________________________________

8.	Symbol or CUSIP Number:_____________________________________________________________________________

9.	Quantity:___________________________________ Buy: ☐ or Sell: ☐

10.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity ______________ Other:________________________

11.	Interest Rate:___________________________________

12.	Execution Price:_____________________________________________________________________________________

13.	The investment opportunity is of limited availability: Yes ☐ No ☐

14.	One or more client accounts owns this security. Yes ☐ No ☐ If yes, you may not buy or sell such security. If no, I am not purchasing this security for client accounts because:
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________

I HEREBY CERTIFY THE FOLLOWING:

In making this prior notice to buy or sell a security, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

______________________________________________________________________________
EMPLOYEE SIGNATURE                          DATE/TIME

FOR COMPLIANCE DEPARTMENT USE ONLY

☐  Approved    ☐  Disapproved

______________________________________
Signature

______________________________________
Name & Title

______________________________________
Date

Exhibit G: Outside Activities and Private Investments of Current Employees

All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the Company’s Chief Executive Officer and Chief Compliance Officer prior to:

•
Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

•	Serving as a registered representative of any broker-dealer.

•
Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies. (Investments in publicly traded companies may require prior approval in accordance with the Company’s personal investment policy.)

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for the Company in any investment banking matter or as a consultant or finder.

•
Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

•
Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the Company’s Chief Executive Officer and Chief Compliance Officer prior to serving in any of the capacities or making any of the investments described.  In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration. Written evidence of such advice must be obtained from the Company’s Chief Compliance Officer and Chief Executive Officer.

INSTRUCTIONS:

The Company expects its full-time employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company, the employee may be required to terminate such activity or investment.

Name of Employee	Social Security Number

Section A.		GENERAL	(All employee must complete all questions in Section A.)

1.	☐ Yes	☐ No
I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than an affiliate of the Company. If yes, complete only Sections B and H.

2.	☐ Yes	☐ No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	☐ Yes	☐ No	I am seeking approval to invest (equity or debt) in or to become a creditor of an organization or entity that is not publicly traded. If yes, complete only Sections D and H.

4.	☐ Yes	☐ No	I am seeking approval to become the beneficial owner of five percent or more of a class of equity of a publicly traded organization or entity. If yes, complete only Sections E and H.

5.	☐ Yes	☐ No
I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity.  If yes, complete only Sections F and H.

6.	☐ Yes	☐ No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

Section B. EMPLOYMENT RELATIONSHIPS

Name of Organization or Entity:

Employees’Position or Function:

Activity or Business of Organization or Entity:

Type of Organization or Entity:

Date Association with Organization or Entity will Commence:

Hours Devoted Per Day: ______	During Business Hours______	During Non-Business Hours_______

Annual Compensation From Organization or Entity:

Financial Interest in Organization or Entity:

To the best of your knowledge:

• Does any material adverse information exist concerning the organization or entity:		☐ Yes	☐ No

• Does any conflict of interest exist been the Company or any of its affiliates and the organization or entity?		☐ Yes	☐ No

• Does the organization or entity have a business relationship with the Company or any of its affiliates?		☐ Yes	☐ No

If yes to any of the above, please attach a full explanation.

Section C.    FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

•	Have securities or futures accounts been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	☐ Yes	☐ No

If yes, please complete and attach employee securities/futures account disclosure form.

Section D.     PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type of Organization or Entity:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership:

Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

•	Does any material adverse information exist concerning the organization or entity:	☐ Yes	☐ No

•	Does any conflict of interest exist between the Company or any of its affiliates and the organization or entity?	☐ Yes	☐ No

•	Does the organization or entity have a business relationship with theCompany or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please attach a full explanation.

Section E.     CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Type of Organization or Entity:

Activity or Business of Organization or Entity:

Type of Organization or Entity:

Date Interest to be Acquired

To the best of your knowledge:

•	Does any material adverse information exist concerning the organization or entity:	☐ Yes	☐ No

•	Does any conflict of interest exist between the Company or any of its affiliates and the organization or entity?	☐ Yes	☐ No

•	Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please attach a full explanation.

Section F.     CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (If Applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

•	Does any conflict of interest exist between the Company or any of its affiliates?:	☐ Yes	☐ No

•	Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐ Yes	☐ No

If yes to any of the above, please attach a full explanation.

Section G.     ARBITRATION/LITIGATION

Employee Role:	Plaintiff ☐	Defendant ☐	Witness ☐

Title of Action:
Description of Action:

To the best of your knowledge:

•	Is the Company or any of its affiliates involved in or affected by this action?	☐ Yes	☐ No

•	Is the Company or any of its affiliates, counterparties or vendors involved in or affected by this action?	☐ Yes	☐ No

If yes to any of the above, please attach a full explanation.

Section H.    EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the Company’s Chief Executive Officer and Chief Compliance Officer prior to engaging in outside activities or making certain investments, as more fully described in the Company’s policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration.  I also agree to advise the Company’s Chief Executive Officer and Chief Compliance Officer promptly if the information herein changes or becomes inaccurate.

Signature of Employee	Date

Section I.    SUPERVISORY APPROVAL/NOTIFICATION

Signature of Chief Executive Officer	Date

Signature of Chief Compliance Officer	Date